Exhibit 21

SUBSIDIARIES OF WELLPOINT, INC.

AS OF DECEMBER 31, 2009

Company Name	Jurisdiction of Incorporation

Affiliated Healthcare, Inc.	Texas

AHI Healthcare Corporation	Texas

American Imaging Management Connecticut, L.L.C.	Delaware (LLC)

American Imaging Management East, L.L.C.	Delaware (LLC)

American Imaging Management Services, L.L.C.	Delaware (LLC)

American Imaging Management, Inc.	Illinois

American Managing Company	Texas

Anthem Blue Cross and Blue Shield Plan Administrator, LLC	Indiana (LLC)

Anthem Blue Cross Life and Health Insurance Company	California

Anthem Credentialing Services, Inc.	Delaware

Anthem Financial, Inc.	Delaware

Anthem Health Insurance Company of Nevada	Nevada

Anthem Health Plans of Kentucky, Inc.	Kentucky

Anthem Health Plans of Maine, Inc.	Maine

Anthem Health Plans of New Hampshire, Inc.	New Hampshire

Anthem Health Plans of Virginia, Inc.	Virginia

Anthem Health Plans, Inc.	Connecticut

Anthem HMO of Nevada	Nevada

Anthem Holding Corp.	Indiana

Anthem Insurance Companies, Inc.	Indiana

Anthem Life & Disability Insurance Company	New York

Anthem Life Insurance Company	Indiana

Anthem Southeast, Inc.	Indiana

Anthem UM Services, Inc.	Indiana

Arcus Bank	Utah

Arcus Enterprises, Inc.	Delaware

Arcus Financial Holding Corp.	Indiana

ARCUS Financial Services, Inc.	Indiana

ARCUS HealthyLiving Services, Inc.	Indiana

Associated Group, Inc.	Indiana

ATH Holding Company, LLC	Indiana (LLC)

Behavioral Health Network, Inc.	New Hampshire

Blue Cross and Blue Shield of Georgia, Inc.	Georgia

Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia

Company Name	Jurisdiction of Incorporation

Blue Cross Blue Shield of Wisconsin	Wisconsin

Blue Cross of California	California

Blue Cross of California Partnership Plan, Inc.	California

Cerulean Companies, Inc.	Georgia

Claim Management Services, Inc.	Wisconsin

Community Insurance Company	Ohio

Compcare Health Services Insurance Corporation	Wisconsin

Crossroads Acquisition Corp.	Delaware

DeCare Analytics, LLC	Minnesota (LLC)

DeCare Dental Health International, LLC	Minnesota (LLC)

DeCare Dental Insurance Ireland, Ltd.	Ireland

DeCare Dental Networks, LLC	Minnesota (LLC)

DeCare Dental, LLC	Minnesota (LLC)

DeCare Operations Ireland, Limited	Ireland

DeCare Systems Ireland, Limited	Ireland

Dental Claims Administrative Services, Inc.	Minnesota

Designated Agent Company, Inc.	Kentucky

EHC Benefits Agency, Inc.	New York

Empire HealthChoice Assurance, Inc.	New York

Empire HealthChoice HMO, Inc.	New York

Forty-Four Forty-Four Forest Park Redevelopment Corp.	Missouri

Golden West Health Plan, Inc.	California

Government Health Services, LLC	Wisconsin (LLC)

Greater Georgia Life Insurance Company	Georgia

Health Core, Inc.	Delaware

Health Management Corporation	Virginia

Health Ventures Partner, L.L.C.	Illinois (LLC)

HealthKeepers, Inc.	Virginia

HealthLink HMO, Inc.	Missouri

HealthLink, Inc.	Illinois

HealthReach Services, Inc.	Connecticut

Healthy Alliance Life Insurance Company	Missouri

HMO Colorado, Inc.	Colorado

HMO Missouri, Inc.	Missouri

Imaging Management Holdings, L.L.C.	Delaware (LLC)

Imaging Providers of Texas	Texas

IMASIS, L.L.C.	Delaware (LLC)

Company Name	Jurisdiction of Incorporation

Insurance4 Agency, Inc.	Delaware

Landmark Solutions, LLC	New Hampshire (LLC)

Lease Partners, Inc.	Delaware

Matthew Thornton Health Plan, Inc.	New Hampshire

Meridian Resource Company, LLC	Wisconsin

Monticello Service Agency, Inc.	Virginia

National Capital Preferred Provider Organization, Inc.	Maryland

National Government Services, Inc.	Indiana

OneNation Benefit Administrators, Inc.	Ohio

OneNation Insurance Company	Indiana

Park Square Holdings, Inc.	California

Park Square I, Inc.	California

Park Square II, Inc.	California

Peninsula Health Care, Inc.	Virginia

Priority Health Care, Inc.	Virginia

Priority, Inc.	Virginia

R & P Realty, Inc.	Missouri

Resolution Health, Inc.	Delaware

RightCHOICE Insurance Company	Illinois

RightCHOICE Managed Care, Inc.	Delaware

Rocky Mountain Hospital and Medical Service, Inc.	Colorado

SellCore, Inc.	Delaware

Southeast Services, Inc.	Virginia

Summit Administrative Services, L.L.C.	Missouri (LLC)

The WellPoint Companies, Inc.	Indiana

TrustSolutions, LLC	Wisconsin (LLC)

UNICARE Health Insurance Company of Texas	Texas

UNICARE Health Insurance Company of the Midwest	Illinois

UNICARE Health Plan of Kansas, Inc.	Kansas

UNICARE Health Plan of West Virginia, Inc.	West Virginia

UNICARE Health Plans of Texas, Inc.	Texas

UNICARE Health Plans of the Midwest, Inc.	Illinois

UNICARE Illinois Services, Inc.	Illinois

UniCare Life & Health Insurance Company	Indiana

UNICARE National Services, Inc.	Delaware

UNICARE of Texas Health Plans, Inc.	Texas

Company Name	Jurisdiction of Incorporation

UNICARE Specialty Services, Inc.	Delaware

United Government Services, LLC	Wisconsin (LLC)

UtiliMed IPA, Inc.	New York

WellPoint Acquisition, LLC	Indiana (LLC)

WellPoint Behavioral Health, Inc.	Delaware

WellPoint California Services, Inc.	Delaware

WellPoint Dental Services, Inc.	Delaware

WellPoint Holding Corp.	Delaware

WellPoint Insurance Services, Inc.	Hawaii

WellPoint Partnership Plan, LLC	Illinois (LLC)

WPMI (Shanghai) Enterprise Consulting and Service Co., Ltd.	China (LLC)

WPMI, LLC	Delaware (LLC)